Exhibit 99.2

Unaudited pro forma condensed combined financial information

The unaudited pro forma condensed combined statement of income for Universal Health Services, Inc. (“UHS”) and Psychiatric Solutions, Inc. (“PSI”) for the twelve months ended December 31, 2010, give effect to UHS’s acquisition of PSI and related financing transactions (collectively, the “Transactions”), as if they had occurred on January 1, 2010.

The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes. The actual results reported in periods following the Transactions may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies and impact of potential synergies, the impact of divestiture of UHS or PSI facilities as required by the Federal Trade Commission, the impact of the incremental costs incurred in integrating the PSI facilities, and the actual interest rates applicable to the funds borrowed to finance the acquisition of PSI. In addition, adjustments have been made for non-recurring items related to the Transactions in the pro forma statements of income. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the Transactions been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of UHS and PSI and do not purport to project the future financial condition and results of operations after giving effect to the Transactions.

The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities of PSI based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of UHS and PSI and has been prepared to illustrate the effects of the acquisition including related financing of the acquisition of PSI by UHS. The updated pro forma financial information should be read in conjunction with the pro forma financial information included in our Form 8-K dated January 13, 2011, and the historical financial statements and the accompanying notes of UHS and PSI.

Unaudited pro forma condensed combined statements of income

for the year ended December 31, 2010

(amounts in thousands, except per share amounts)

	UHS	PSI	Pro forma adjustments		Pro forma combined
Net revenues	$5,568,185	$1,736,309			$7,304,494
Operating charges:
Salaries, wages and benefits	2,423,102	956,533	(35,641	)(1)	3,343,994
Other operating expenses	1,058,508	364,165	(83,137	)(2)	1,339,536
Supplies expense	733,093	85,037			818,130
Provision for doubtful accounts	546,909	36,512			583,421
Depreciation and amortization	223,915	44,855	974	(3)	269,744
Lease and rental expense	76,961	17,062			94,023

	5,062,488	1,504,164	(117,804)		6,448,848

Income from operations	505,697	232,145	117,804		855,646
Interest expense, net	77,600	57,780	113,583	(4)	248,963

Income before income taxes	428,097	174,365	4,221		606,683
Provision for income taxes	152,302	66,863	(4,006	)(5)	215,159

Net income	275,795	107,502	8,227	391,524
Less: Income attributable to noncontrolling interests	45,612	243		45,855

Net income attributable to UHS	$230,183	$107,259	$8,227	$345,669

Basic earnings per share attributable to UHS	$2.37			$3.56

Diluted earnings per share attributable to UHS	$2.34			$3.51

Weighted average number of common shares—basic	96,786			96,786
Add: Other share equivalents	1,187			1,187

Weighted average number of common shares and equivalents—diluted	97,973			97,973

See accompanying notes to the unaudited pro forma condensed combined financial statements

Notes to unaudited pro forma condensed combined financial statements

Note 1—Basis of presentation

The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under existing U.S. GAAP standards and are based on our historical consolidated financial statements of UHS for the year ended December 31, 2010 and the financial statements of PSI for the period January 1, 2010 to November 15, 2010, the date of the acquisition.

The unaudited pro forma condensed combined statement of income for UHS and PSI for the year ended December 31, 2010 give effect to UHS’s acquisition of PSI including related financing (collectively the “Transactions”), as if they had occurred on January 1, 2010.

We prepared the unaudited pro forma condensed combined financial information using the acquisition method of accounting, which is based upon Accounting Standards Codification (“ASC”) 805, Business Combinations, the Financial Accounting Standard Board’s (“FASB”) standard related to business combinations. The business combination standard incorporates the FASB standard related to fair value measurement concepts. We have adopted both FASB standards related to business combinations and fair value measurements as required.

The FASB standard issued related to business combinations requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the standard establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price. The transaction fees and expenses have been excluded from the unaudited pro forma condensed combined statements of income as they are non-recurring and are reflected as borrowings under the revolving credit facility.

ASC 820, Fair Value Measurements and Disclosures, the FASB’s standards related to fair value measurements, define the term “fair value” and set forth the valuation requirements for any asset or liability measured at fair value, expand related disclosure requirements and specify a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in the standard as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, we may be required to record assets that we do not intend to use or sell (defensive assets) and/or to value assets at fair value measurements that do not reflect our intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The assumptions and related pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from PSI based on preliminary estimates of fair value. The final purchase price allocation will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

The unaudited pro forma condensed combined financial statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the Transactions occurred on the date assumed, nor are they indicative of our future consolidated results of operations or financial position. The actual results reported in periods following the Transactions may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies, timing and impact of potential synergies, the impact of divestiture of UHS and/or PSI facilities as required by the Federal Trade Commission, the impact of the incremental costs incurred in integrating the PSI facilities, and the actual interest rates applicable to the funds borrowed to finance the acquisition of PSI. In addition, adjustments have been made to the condensed combined statements of income for non-recurring items related to the Transactions. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the Transactions been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of UHS and PSI and do not purport to project the future financial condition and results of operations after giving effect to the Transactions.

Note 2—Preliminary purchase price

We have entered into a merger agreement to acquire PSI. The purchase price for the acquisition is estimated as follows:

Estimated purchase price (in thousands):

Cash paid to PSI stockholders	$1,958,298
Assumption of PSI outstanding debt	1,079,752

Estimated purchase price	$3,038,050

In connection with the acquisition of PSI, in addition to the funds generated from the senior unsecured financing, we have obtained a debt financing commitment of $3.45 billion under a senior credit facility, consisting of an $800.0 million, 5-year revolving credit agreement, a $1.05 billion, 5-year term loan A facility and a $1.6 billion, 6-year term loan B facility.

Note 3—Preliminary purchase price allocation

We have allocated the purchase price paid by us to the fair value of the PSI business assets acquired and liabilities assumed. The pro forma purchase price allocation below has been developed based on preliminary estimates of fair value.

In addition, the allocation of the purchase price to acquired intangible assets is based on preliminary fair value estimates. The residual amount of the purchase price after preliminary allocation to identifiable intangibles has been allocated to goodwill. The actual amounts recorded when the analyses are complete may differ from the pro forma amounts presented as follows (in thousands):

Cash	$57,498
Net working capital	71,190
Other assets	33,181
Property and equipment	949,065

Total tangible assets acquired	1,110,934
Identifiable intangible assets acquired	96,360
Other liabilities assumed	(58,566)

Total assets acquired in excess of liabilities assumed	1,091,230
Goodwill	1,946,820

Total purchase price before financing and transaction costs	$3,038,050

We have determined that goodwill arising from UHS’s acquisition of PSI will not be deductible for tax purposes.

Note 4 Unaudited pro forma adjustments

Unaudited pro forma condensed combined statements of income for the year ended December 31, 2010:

(1) Salary wages and benefits:

Adjustment to neutralize the impact of the accelerated amortization of PSI stock based compensation expense as a result of the acquisition.

(2) Other operating expenses:

Adjustment to neutralize the impact of the pre-tax transaction costs included in UHS’s ($53.2 million) and PSI’s ($29.9 million) statements of income for the twelve months ended December 31, 2010.

(3) Depreciation and amortization:

The adjustment consists of (amounts in thousands):

Year ended December 31, 2010
Decrease in depreciation expense on fair value step-up of property (1)	$(1,138)
Incremental amortization expense on identifiable intangible assets acquired (2)	2,112

Total incremental depreciation and amortization expense	$974

(1)	The decrease in depreciation expense is the result of adjusting the acquired real property to estimated fair values ($28.4 million decrease) and estimated remaining useful lives (25 years) based upon preliminary fair value estimates.
(2)	The increase in amortization expense is the result of adjusting the identifiable finite lived intangible assets ($12.7 million incremental increase) and the estimated useful lives (6 years) based upon preliminary fair value estimates.

The purchase price allocations for the real property and identifiable assets and are preliminary and were made only for the purpose of presenting the pro forma combined financial information. In accordance with the FASB issue standards related to business combinations, we will finalize the analysis of the fair value of the assets acquired and liabilities assumed resulting from the acquisition of PSI for the purpose of allocating the purchase price. It is possible that the final valuation of real property and intangible assets could differ materially from our estimates.

(4) Interest expense:

In connection with the acquisition of PSI, in addition to the funds generated from this senior unsecured financing, we have obtained debt financing commitments of $3.45 billion under a senior credit facility, consisting of: (i) an $800.0 million, 5-year revolving credit agreement; (ii) a $1.05 billion, 5-year Term loan A facility; and (iii) a $1.6 billion, 6-year Term loan B facility. In addition, we have obtained an additional $490.0 million of debt financing consisting of: (i) a $240.0 million accounts receivable securitization program; and (ii) $250.0 million gross proceeds from the senior unsecured financing in September, 2010. On a combined basis, we have obtained $3.94 billion of new financing capacity, which was utilized to: (i) finance the acquisition of PSI and related transaction and change of control costs; (ii) refinance the vast majority of PSI’s existing outstanding debt; and (iii) refinance UHS’s existing $800.0 million revolving credit facility and $200.0 million accounts receivable securitization facility.

The interest expense adjustments included in the unaudited pro forma condensed combined statements of income reflect the additional interest expense on the above-mentioned debt using estimated weighted average interest rates of 5.8% during the year ended December 31, 2010, including the amortization of the related deferred financing fees (amounting to $24.9 million for the year ended December 31, 2010). In connection with the above-mentioned financing, we incurred an aggregate of $119.7 million in deferred financing fees and original issue discounts with an average amortization period of 4.9 years. For purposes of estimating the weighted average interest rates, we have made certain assumptions about the aggregate principal amount allocated to each component of debt. The actual weighted average interest rate will likely differ from the estimated interest rate due to changes in market conditions and the relative principal amounts. The pro forma financial statements include fixed interest rate assumptions for those debt components based upon the appropriate current market rates. For each 1/8% deviation between our assumed weighted average interest rate and the actual weighted average interest rate, interest expense would increase or decrease, as applicable, by $4.4 million for the year ended December 31, 2010.

(5) Provision for income taxes:

Adjustments reflect the income tax effect of the pro forma impact on income before income taxes based on applicable federal and state statutory rates, amounting to 37.9%. Included in the adjustment is an add back of a $5 million unfavorable discreet tax item recorded to adjust the non-deductible portion of certain transaction costs incurred in connection with our acquisition of PSI.